EXHIBIT 10.23


             PLEASE READ THIS DOCUMENT CAREFULLY.  THIS DOCUMENT
                IS A GENERAL RELEASE OF BOTH KNOWN AND UNKNOWN
                                   CLAIMS.

                                GENERAL RELEASE

     In consideration of the separation package to be made by 1st Net Technologies, Inc., ("Company") to Clifford J. Smith ("Employee"), consisting of the consideration set forth on Exhibit A hereto, the terms of which are incorporated herein by reference, Employee hereby gives the following General Release (subject to paragraph 2) on April 17, 2001 (the "Effective Date").

     1. Release of Claims. Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, its parent and affiliated companies from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, remedies, costs, losses, debts, expenses and attorneys' fees, including those arising out of or in connection with Employee's employment with the Company and/or the termination thereof, but not including any Excluded Claims (as defined below). (All such charges, complaints, etc. are collectively referred to herein as "Claims.") Without limiting the foregoing, Employee hereby agrees that Claims shall include any such charge, complaint, etc. arising out of or related to equity grants in the Company. The Claims irrevocably and unconditionally released, acquitted and forever discharged include, for example and without limitation, Claims arising under the federal Age Discrimination in Employment Act of 1967, which prohibits discrimination on the basis of age, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Workers Adjustment and Retraining Notification Act of 1988, the Americans With Disabilities Act, the California Fair Employment and Housing Act, the Pregnancy Discrimination Act of 1978, the California Labor Code, and common law employment and wrongful discharge claims and claims for rescission of any equity grants to Employee.

     The Claims irrevocably and unconditionally released, acquitted and forever discharged by Employee extend to all such Claims by Employee against any and all of the current and former owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, parents, subsidiaries, affiliates (and the directors, officers, employees, representatives and attorneys of such divisions, parents, subsidiaries and affiliates) of the Company and all other persons acting by, through, under or in concert with any of them. (All such persons and entities, as well as the Company are collectively referred to herein as the "Releasees"). The claims irrevocably and unconditionally released, acquitted and forever discharged herein by Employee also extend to all Claims which Employee now has, owns or holds, or contends to have, own or hold or which Employee at any time heretofore had, owned or held or contended to hold against any of the Releasees. Employee represents that he/she has not heretofore assigned or transferred or purported to have assigned or transferred to any person or entity any Claims released, acquitted and forever discharged herein. This General Release shall not affect any Claims that Employee may have which arise solely after the Effective Date.

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     2.     Release of Unknown and Unsuspected Claims.  For the purpose of implementing a full and complete release and discharge of the Releasees, Employee expressly acknowledges that this General Release is intended to include in its effect, without limitation, all Claims (as defined above) which Employee does not know or suspect to exist in his favor at the time of execution hereof, and this General Release contemplates the extinguishment of any and all such Claims. In this regard, Employee expressly waives the provisions of Section 1542 of the California Civil Code, which state:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Furthermore, Employee hereby expressly waives and relinquishes any rights and benefits he/she may have under other statutes or common law principles of similar effect. Employee understands that the facts under which he/she gives this full and complete release and discharge of the Releasees may hereafter prove to be different than now known or believed by him/her and Employee hereby accepts and assumes the risk thereof and agrees that his/her full and complete release and discharge of Releasees shall remain effective in all respects and not be subject to termination, rescission or modification by reason of any such difference in facts.

     3. No Complaint, Charge or Lawsuit Pending. Employee represents that he/she has not filed with any governmental agency or court any complaint, charge or lawsuit against any of the Releasees involving any Claims released herein, and that, except for Claims that may not be waived by operation of law, he/she will not do so at any time hereafter; provided, however, this paragraph shall not limit Employee from filing an action for the purpose of enforcing his/her rights under this General Release.

     4. Confidentiality of Business Information. Employee acknowledges that the Company holds as confidential certain trade secret information and knowledge concerning the intimate and confidential affairs of the Company and the various phases of its business, including, for example and without limitation, processes, formulae, data and know-how, improvements, inventions, techniques, marketing plans, strategies, forecasts, mailing lists, customer lists, pricing information, manufacturing processes, distribution systems, computer systems or programs and other types of similar information within Employee's knowledge by virtue of his/her employment with the Company (collectively, the foregoing shall be referred to herein as "Confidential Trade Secret and Proprietary Information"). Employee agrees that all Confidential Trade Secret and Proprietary Information shall be the sole property of the Company and that the Company shall be and are the sole owners of all patents and other rights in connection therewith. Employee further agrees to hold in strictest confidence and to refrain from using or disclosing to any other person or entity any confidential Trade Secret and Proprietary Information.

     5. No Admission of Liability or Wrongdoing. Employee acknowledges and understands that neither the payments, giving or promise of consideration under this General Release nor any of the discussions relating to the terms

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contained within or the execution of, this General Release is in any way intended to be nor shall it be construed as an admission of any liability or wrongdoing whatsoever by the Company or its parent, and the Company and its parents specifically disclaim any liability or wrongdoing to Employee.

     6. Confidentiality of Agreement and General Release. Employee represents and agrees to hold confidential, not make public or to communicate orally or in writing to any person or entity (other than Employee's spouse, financial advisor or attorney and then only to those individuals if they agree to keep the information confidential), the terms of this Agreement or any other matters set forth herein, except only: (1) as may be compelled by court order; (2) may be necessary for the filing of income tax returns; (3) as may be necessary to enforce the terms of this Agreement; or (4) as may be compelled by lawful discovery in litigation or lawful inquiry by a governmental agency. Employee further agrees that he/she shall not make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written) that disparages the reputation or business of the Company. If (i) Employee breaches any of the provisions of paragraphs 3, 4 or 6 of this Agreement, (ii) Company pays Employee or Employee's successors in interest any amounts with respect to any Claim, or
(iii) any of the individuals mentioned above (Employee's spouse, attorney or financial planner) disclose any information contained herein in violation of this provision, the Company shall be entitled to recover from Employee as liquidated damages the greater of: (i) the lump sum payment set forth on Item 1 to Exhibit A or (ii) any amounts paid by Company arising under or relating to any Claims plus the costs and expenses it incurs as a result of that breach, including reasonable attorneys' fees. Employee acknowledges that the Company's willingness to enter into this Agreement is explicitly conditioned upon Employee's agreement to keep secret and strictly confidential the existence and terms of this Agreement and that failure to keep secret and strictly confidential the existence and terms of this Agreement shall constitute a material breach of this Agreement. Nothing herein shall affect any of Employee's obligations under this Agreement, including, without limitation, his/her release of claims herein.

     7. No Further Payments or Items of Value to Employee. Except as expressly described in the introductory (non-numbered) paragraph hereof, no other payments or any other items of value are currently due Employee and no further payments or other items of value other than those expressly so described will be made to Employee.

     8. No Representations Made by Releasees. Employee represents and acknowledges that in executing this General Release he/she does not rely and has not relied upon any representation or statement not set forth herein made by any of the Releasees or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this General Release or otherwise.

     9. Severability. The provisions and clauses of this General Release are severable, and if any part of this General Release is found unenforceable, invalid or illegal, the other parts of this General Release shall remain fully valid and enforceable.

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     10.    Governing Law.  This General Release and any dispute concerning the validity, interpretation or breach of any term or condition hereof shall be construed and interpreted under and in conformance with the laws of the State of California applicable to contracts negotiated and to be fully performed in the State of California. Employee hereby irrevocably consents to personal jurisdiction and venue in state or federal court sitting in San Diego County, California, for any action arising out of or related to this General Release and agrees to bring any such action in said court, subject to Paragraph 11.

     11. Arbitration. Any dispute concerning the validity, interpretation or breach of this General Release or any term or condition hereof or any dispute concerning the Claims released herein shall be resolved exclusively by final and binding arbitration, before a single arbitrator, to be held in the County of San Diego, California, in accordance with the then existing rules of the American Arbitration Association. Judgment upon any such arbitration award may be entered by any state or federal court of competent jurisdiction. This General Release shall be admissible in any proceeding to enforce its terms.

     12. Construction. Employee has had ample opportunity to make suggestions or changes to the terms and language of this General Release and agrees that principles of contract construction against the drafter shall have no application hereto. Employee agrees that this General Release should be construed fairly and not in favor of or against Employee or the Company as the drafter.

     13. Full Understanding of Terms. Employee represents and agrees that he/she fully understands his/her right to discuss all aspects of this General Release with his/her private attorney; that to the extent, if any, he/she desires, he/she has availed himself/herself of this right; that he/she has carefully read and fully understands all of the provisions of this General Release; and that he/she is voluntarily entering into it.

     IN WITNESS WHEREOF, Employee acknowledges agreement with the foregoing by his/her signature set forth below.

                                   EMPLOYEE:


                                   ________________________
                                   Clifford J. Smith









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                                 Exhibit A

Subject to the terms and conditions set forth herein and in full and complete consideration for the releases made herein by Employee, Company agrees to deliver the following consideration to Employee, the adequacy and sufficiency of which is hereby acknowledged.

     1. Company will pay to Employee the total sum of Ten Thousand & NO/100 Dollars ($10,000) payable in cash, Company check, or cashier's check as follows:
          a.  January 5, 2001: $2,500 less applicable taxes and withholdings;
          b.  January 20, 2001$2,500 less applicable taxes and withholdings;
          c.  February 5, 2001: $2,500 less applicable taxes and withholdings;
          d. February 20, 2001, $2,500 less applicable taxes and withholdings;

     2. On or before January 31, 2001, Company will issue Employee a warrant to purchase One Hundred Thousand (100,000) shares of the Company's common stock at an exercise price of $.50 per share, exercisable for a period of three (3) years following the Effective Date of this Agreement.

     3. Company will make the 1999 Pontiac Grand Prix, currently leased by Company and used by Employee in connection with his employment with Company, available for Employee's personal use until January 31, 2001. Employee will either make arrangements to transfer the lease of said vehicle into his personal name at Employee's sole cost and expense or surrender possession of the vehicle to Company not later than January 31, 2001.

     4. Employee has previously submitted to Company documentation of expenses incurred for the benefit of Company in the amount of One Thousand Eight Hundred Thirty Seven & 78/100 Dollars ($1,837.78). Company shall reimburse Employee for all customary and properly documented reasonable expenses that Employee has incurred in connection with his employment up to the Effective Date of this Agreement, which are reimbursable pursuant to Company policy. The amount of such reimbursement shall be determined after all expense advances to Employee from the Company have been deducted from such expenses claimed by Employee. Such reimbursement shall be made within thirty
(30) days from the Effective Date this Agreement, or thirty (30) days from the date that Employee provides proper expense documentation to Company, whichever is later.